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                           Senesco Technologies, Inc.
has requested that the marked portions of this agreement be granted confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934
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                        DEVELOPMENT AND LICENSE AGREEMENT

     This Development and License Agreement ("Agreement") dated as of March 8, 2004 (the "Effective Date") is entered into by and between Senesco Technologies, Inc., a Delaware corporation with principal offices at 303 George Street, Suite 420, New Brunswick, NJ 08901 ("STI") and The Scotts Company, an Ohio corporation with offices at 14111 Scottslawn Road, Marysville, OH 43041 ("Scotts").

                                    RECITALS

     WHEREAS, STI owns and controls technology, know-how, and United States and foreign patent applications concerning methods for controlling plant senescence, cell division, reactions to biotic or abiotic stress, and/or plant growth by altering the expression of plant genes and their cognate expressed proteins that are induced during or coincident with the onset of senescence and/or growth;

     WHEREAS,   Scotts  is  in  the  business  of  developing  and  distributing specialized turfgrasses, ornamental plants, seeds, and other lawn care and garden products for consumers and lawn care professionals;

     WHEREAS, STI desires to provide to Scotts access and rights to certain STI Technology, STI Developments, and Confidential Information so that STI and Scotts may develop and commercialize Licensed Products in the Field; and

     WHEREAS, Scotts desires to obtain from STI access and rights to certain STI Technology, STI Developments, and Confidential Information so that Scotts and STI may develop and commercialize Licensed Products in the Field;

     NOW  THEREFORE,   in   consideration  of  the  premises  and  the  faithful
performance of the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:


1.        DEFINITIONS

          As used in this Agreement, the following defined terms shall have the respective meanings set forth below:

1.1 "Affiliate" means any entity that controls, is controlled by, or is under common control with another entity. An entity is deemed to be in control of another entity (controlled entity) if such company directly or indirectly owns more than 50% in nominal value of the issued equity share capital of such other company, or more than 50% of the shares entitled to vote upon the election of:

          (i)   the directors;

          (ii) persons performing functions similar to those performed by directors; or

          (iii) persons otherwise having the right to elect or appoint (a) directors having the majority vote of the Board of Directors, or (b) other persons having the majority vote of the highest and most authoritative directive body of such other company.

1.2 "Confidential Information" means all nonpublic technical or commercial information, including but not necessarily limited to, inventions, discoveries, know-how, data, materials, plans, procedures, descriptions and documents relating to development activities, commercial activities, STI Technology, and STI Developments, including the terms and conditions of this Agreement (considered the Confidential Information of the other party, as to each party), and shall include, without limitation: research, intellectual property, field trials, manufacturing, marketing, financial, personnel and other business or technical information, activities, plans, and results, that are disclosed hereunder by the "Disclosing Party" in writing, marked "Confidential", or if disclosed orally or in some other form and identified as confidential or which reasonably should be considered as confidential, is then summarized in reasonable detail in a writing, marked "Confidential", and provided to the "Receiving Party" within thirty (30) days of initial disclosure. Confidential Information does not include information which:

          (i) is known to the Receiving Party prior to the time of disclosure, as evidenced by contemporaneous dated written records,

          (ii) is received by the Receiving Party from independent sources having the right to such information without an obligation of confidence or non-disclosure, and without the information having been solicited or obtained by any use of the Confidential Information;

          (iii) is, or through no fault of the Receiving Party, becomes part of public knowledge or literature; or

          (iv) is, independently developed by the Receiving Party employee, agent, or consultant, who had no access to the Confidential Information, as evidenced by contemporaneous dated written records.

          The obligations of the Receiving Party with regard to Confidential Information shall terminate ten (10) years from the date of receipt of any Confidential Information or upon the termination of this Agreement, whichever is later.

1.3 "Direct Market Approach" means a scenario in which Scotts sells a Licensed Product together with other Scotts products or services, directly to the end-user.

1.4       "Field" means the market categories set forth in Appendix A.

1.5 "Indirect Market Approach" means a scenario in which Scotts sells a Licensed Product to a seed company or grower, but not directly to an end-user. The Indirect Market Approach will involve only the transfer of the Licensed Product (including the trait technology).

1.6 "Integrated Market Approach" means a scenario in which Scotts delivers the Licensed Product to one or more Third Parties (including, but not limited to, seed companies and growers) before the Licensed Product is sold to the end-user. In the Integrated Market Approach, Scotts will be actively involved with more than one other level of trade for the preparation and promotion of Licensed Products for sale.

1.7 "Licensed Product" means any product developed pursuant to this Agreement which: (i) contains or is derived from an STI Patent and/or STI Technology and (ii) would infringe upon the rights granted or to be granted under the STI Patents.

1.8 "Net Sales" means the sum total of the sale price of the License Products, including Third Party royalties and license fees, actually sold less standard deductions of such qualifying cost to be limited to the following:

          (i)   discounts,  in  amounts  customary  in  the trade, for  quantity
                purchases,   for  prompt  payments, and   for  wholesalers   and
                distributors;

          (ii) credits or refunds, not exceeding the original invoice amount, for claims or returns;

          (iii) government fees, sales and use of taxes, or other price reductions imposed by government agencies.

1.9 "STI Development" means any modification or improvement on any STI Technology made by Scotts or anyone acting on behalf of Scotts pursuant to and during the term of this Agreement. STI Development shall not include Scotts' inventions resulting from transformation, line selection, screening, breeding, or product or commercial development activities that do not modify STI Technology. STI Developments shall remain the property of STI.

1.10 "STI Patents" means all STI patents pertaining to senescence, cell division, reactions to biotic or abiotic stress, and/or growth in plants, including (i) pending (as of the Effective Date of this Agreement) U.S. and foreign patent applications owned or controlled by STI or its Affiliates pertaining to senescence, cell division, reactions to biotic or abiotic stress, and/or growth in plants, including original applications, provisionals, divisions, continuations, continuations-in-part, extensions, PCT applications, renewals, reissues, or reexamination applications or supplemental prosecution certificates, including, but not limited to, all applications listed in Appendix B; (ii) U.S. and foreign patents that have issued or will issue from any application identified in Section (i) of this paragraph; and (iii) U.S. and foreign applications pertaining to controlling senescence, cell division, reactions to biotic or abiotic stress, and/or growth in plants that claim priority in any way from any application or patent identified in subparagraphs (i) or (ii) of this paragraph.

1.11 "STI Technology" means the STI Patents, STI's Confidential Information, and all of STI's know-how, materials, information and methods (whether developed by STI or acquired from a Third Party), including but not limited to, methods for controlling plant senescence cell division, biotic stress, abiotic stress and/or plant growth involving altering the expression of plant genes and their cognate expressed proteins that are induced during or coincident with the onset of senescence and/or plant growth.

1.12 "Territory" means North America, South America, Europe, Australia, and New Zealand.

1.13 "Third Party" means all persons and entities other than STI and Scotts, and their respective Affiliates.

1.14 "Timeline" means the product development timetable for STI's and Scotts' development of technology relating to Licensed Products in the Field, as set forth in Appendix C.


2.        LICENSE GRANT

2.1 STI hereby grants to Scotts and its Affiliates an exclusive license in the Field under the STI Technology and the STI Developments to develop, make, have made, use, sell, offer to sell, and import Licensed Products in the Territory. Scotts shall have no other rights under the STI Technology and the STI Developments except as set forth herein.

2.2 Scotts grants to STI a non-exclusive license in the Field to any Scotts technology necessary for research and development of Licensed Products under this Agreement. The granting of these non-exclusive license rights does not include rights for commercialization.


3.        TERM

          This Agreement is effective as of the Effective Date, and shall continue in effect until the expiration of the last to expire patent among the STI Patents, a claim of which covers a Licensed Product or the method of making or method of using said Licensed Product, unless sooner terminated as provided herein. As used in this Agreement, the "expiration" of a patent in a country includes (i) expiration of the patent's statutory term; (ii) irrevocable lapse for failure to pay maintenance fees or the like, (iii) final revocation of the applicable claims by a national patent office and the exhaustion or expiration of all appeals of such revocation, and (iv) final adjudication by a court of competent jurisdiction that the applicable claims of the patent are invalid or unenforceable and the exhaustion or expiration of all appeals from said adjudication.

4.        PRODUCT DEVELOPMENT

4.1 STI agrees to carry out its development obligations in each of the phases as set forth in the Timeline attached hereto as Appendix C.

4.2 Scotts agrees to carry out its development obligations in each of the phases as set forth in the Timeline attached hereto as Appendix C.

4.3 STI agrees during the term of this Agreement to provide Scotts access to the STI Technology, pursuant to the terms set forth herein.

4.4 STI shall provide technical support to Scotts, as necessary to enable Scotts to meet its development obligations as set forth in the Timeline. STI technical support shall be provided at no cost to Scotts, except however, travel expenses for any Scotts or STI technical personnel and any disbursements necessary for such technical support shall be paid by Scotts, any unusually large disbursements subject to Scotts' approval. All STI expenses to be reimbursed by Scotts must be pre-approved by Scotts.

4.5 Scotts shall be responsible and STI shall fully cooperate with Scotts to obtain any required state, federal, national or international legal and/or regulatory approval necessary to carry out the terms of this Agreement.


5.        PATENTS, PATENT APPLICATIONS AND PATENT ENFORCEMENT

5.1 Scotts acknowledges that all the STI Technology is and shall remain the property of STI, and except as provided herein, all right, title, and interest in the STI Technology is and shall remain with STI.

5.2 Scotts and STI agree that all STI Developments are and shall remain the property of STI, and except as provided herein, all right, title, and interest in the STI Developments is and shall remain with STI. Scotts hereby assigns all patentable inventions relating to any STI Development to STI and agrees to execute all documents, provide all information and materials (including any biological materials necessary for deposit), and do all acts, at STI's sole expense, necessary to perfect and maintain STI's rights to all patentable STI Developments.

5.3 Each party shall promptly and fully report to the other any and all STI Developments which are conceived, made, and/or reduced to practice by one or more of its employees, agents, consultants, and/or sublicensees, or jointly by one or more of its employees, agents, consultants, and/or sublicensees and by one or more employees, agents, consultants, and/or sublicensees of the other party. STI shall retain the sole right to prosecute and maintain any and all patents and patent applications relating to STI Technology and STI Developments in its sole and absolute discretion. In the event that STI decides not to prosecute or maintain any patent or patent application, continuation, renewal, provisional, or extension relating to any STI Technology and/or any STI Developments, then STI shall promptly, (and in no event less than thirty (30) days prior to the expiration of such patent, patent application, continuation, renewal, provisional, or extension in any country in the Field), offer Scotts a first right of refusal to pay for prosecution or maintenance of said patent or patent application, continuation, renewal, provisional, or extension. Scotts has the right, but not the obligation, to pay for such prosecution or maintenance. In the event that STI decides not to defend any patent or patent application, continuation, renewal, provisional, or extension relating to any STI Technology and/or any STI Developments from a Third Party's claim of infringement or misuse, then STI shall promptly (and in no case less more than thirty (30) after the filing of such claim) offer Scotts the right, but not the obligation, to assume the defense and cost of defense against such claim of infringement. STI will use its reasonable efforts to assist Scotts as requested.

5.4 STI shall have sole and absolute discretion over whether to bring any claims for patent infringement under the STI Patents and have complete control of any suits, claims or counterclaims it asserts and, except as provided below, has the right to and shall retain 100% of any monies received, including all damage awards and settlement payments. If STI requests, and at STI's sole and absolute discretion, Scotts may participate in a claim or counterclaim to jointly assert the STI Patents in the Field. If STI and Scotts agree to jointly to assert the STI Patents in the Field and to assert claims or counterclaims, STI shall have complete control of any suits, claims or counterclaims asserted. Each party agrees to bear its own legal costs. Any monies received, including all damage awards and settlement payments shall be shared between Scotts and STI in a fashion to be negotiated at the time of such suit, claim or counterclaim. In the event that a Third Party infringes on STI Patent right in the Field and STI decides not to bring a claim for patent infringement or misuse against such Third Party, then STI shall assign the right to file such claim to Scotts. Scotts shall have the right, but not the obligation to file and pursue such a claim of infringement. If Scotts chooses to pursue such a claim, then Scotts will pay all reasonable fees associated with such action. All monies received, including all damage awards and settlement payments, shall first be applied to reimbursement of all fees incurred by Scotts to pursue the claim of infringement. Scotts will pay royalties to STI on such net damage awards and settlement payments as would have been due from Scotts had Scotts made the infringing sales. STI will use its reasonable efforts to assist Scotts as requested.

6.        PAYMENTS TO STI

6.1       Scotts shall make the following benchmark payments to STI:

          (i)   $[**] in U.S. dollars to STI upon [**] this Agreement;
          (ii)  $[**] in U.S. dollars to STI upon [**] of this Agreement;
          (iii) $[**] in U.S. dollars to STI upon [**] this Agreement;
          (iv)  $[**] in U.S. dollars to STI upon [**] this Agreement; and
          (v)   $[**] in U.S. dollars to STI upon [**].

6.2       Timeline Commitments:

          STI will deliver STI Technology for [**] within [**] of signing the Agreement. [**], preferably [**], within [**] of receiving STI Technology, then Scotts, [**], will decide to either: (i) have its exclusive rights as granted in Section 2.1 of the Agreement converted to non-exclusive rights or (ii) pay $[**]/year to maintain exclusive rights.

          [**] under field trial conditions or [**], then Scotts will have [**]. [**], then Scotts, [**], will decide to either have its exclusive rights converted to non-exclusive rights or pay $[**]/year to maintain exclusive rights.

          The obligation to pay the $[**]/year or $[**]/year maintenance fees will be [**].

7.        ROYALTIES

7.1 Upon commercialization of any Licensed Products within the Field, then Scotts shall make royalty payments to STI as provided herein.

7.2 Scotts shall pay a royalty of [**] percent ([**]%) of Net Sales [**]. Scotts shall pay a royalty of [**] ([**]%) of Net Sales [**]. The royalty is deemed earned as of the earlier of the date the Licensed Product is actually sold and paid for or the date an invoice is sent by Scotts.

7.3 In the event that Scotts is required to pay a royalty to any Third Party for rights to additional technologies incorporated in any Licensed Products, the royalty payable to STI shall be [**] percent ([**]%) of Net Sales [**] percent ([**]%) of Net Sales through [**].

7.4 In the event that a Licensed Product sold [**] percent ([**]%) of the total market sales for a given species (as determined by the agricultural statistics submitted to and reported by the United States Department of Agriculture), then the royalty due for such Licensed Product will be [**] percent ([**]%) of Net Sales [**] percent ([**]%) [**]. In the event that a Licensed Product sold [**] percent ([**]%) of the total market sales for a given species and Scotts is required to pay a royalty to a Third Party for rights to additional technologies incorporated in such Licensed Product, then the royalty due for such Licensed Product will be [**] percent ([**]%) of Net Sales [**] percent ([**]%) of the total market sales.

7.5 Royalties shall be paid in U.S. dollars semi-annually, [**] days after [**]. All royalties owing for Net Sales in countries trading in currencies other than U.S. dollars shall be converted to U.S. dollars at the rate shown in the Federal Reserve Noon Valuation - - value of Foreign currencies on [**] for the respective payments.

7.6 Royalty payments shall be accompanied by a royalty report. Each royalty report will contain a full accounting of how amounts owed to STI have been calculated. Such accounting shall be on a per-country and product line, model, or tradename basis. In the event no payment is owed to STI, a statement setting forth that fact shall be supplied to STI.


8.        RECORDKEEPING

8.1 STI shall have a right to conduct an annual audit of Scotts' books and records upon thirty (30) days' prior written notice.

8.2 Scotts shall keep books and records sufficient to verify the accuracy and completeness of Scotts' accounting referred to above, including without limitation inventory, purchase and invoice records relating to the Licensed Products and their manufacture. Such books and records shall be preserved for a period of not less than three (3) years after they are created, during and after the term of this Agreement.

8.3       Scotts shall take all steps  necessary  so that STI may within  thirty
          (30) days of its request review and copy all books and records at Scotts' relevant facilities to verify the accuracy of Scotts' accounting. Such review may be performed by any employee of STI as well as by an attorney or registered CPA designated by STI, upon reasonable prior written notice and during regular business hours. Such review shall be conducted at STI's expense.

8.4 If a royalty payment deficiency is determined, Scotts shall pay the royalty deficiency outstanding within thirty (30) days of receiving written notice thereof, plus prime plus 4% interest on outstanding amounts.

8.5 If a royalty payment deficiency for a calendar year exceeds five percent (5%) of the royalties paid for that year, then Scotts shall be responsible for paying STI's reasonable out-of-pocket expense incurred with respect to such review.


9.        ASSIGNMENT

9.1 All rights granted under this Agreement are personal to Scotts. Except as provided in Paragraph 9.2, Scotts may not assign this Agreement or its rights or obligations hereunder without STI's written consent.

9.2 This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and permitted assigns.


10.       CONFIDENTIALITY

10.1 Each party including its respective agents, contractors, representatives, Affiliates, and employees agrees that it will respect the other's Confidential Information and treat it in the same manner as if it were its own Confidential Information. Each party shall limit the dissemination of and access to the Confidential Information to those who require access for the purpose of carrying out this Agreement. Such Confidential Information shall not be disclosed to any Third Party or entity or to the public except as provided herein. Each party shall assume liability for unlawful disclosure of Confidential Information by its respective agents, contractors, representatives, Affiliates, and employees

10.2 Each party agrees to treat and hold as confidential and not disclose to or provide access to any Third Party or entity or to the public all Confidential Information received pursuant to this Agreement and will cause its respective agents, representatives, Affiliates, and employees to do likewise.

10.3 Each party shall use Confidential Information only for the uses as agreed upon in this Agreement and only in connection with the development of Licensed Products in the Field, the development of processes for the production of such Licensed Products, and any other purpose incidental or convenient to the foregoing or mutually agreeable to the parties.

10.4 Each party may disclose Confidential Information received, to the extent it is required to do so pursuant to a final court order; provided, however, that the Receiving Party (i) promptly notifies the Disclosing Party upon its receipt of any pleading, discovery request, interrogatory, motion or other paper that requests or demands disclosure of the Confidential Information, (ii) opposes any request for disclosure, and that failing, seeks to have access and use limited by a protective order, and (iii) provides the Disclosing Party a reasonable opportunity to contest and assist in opposing any requirement of disclosure, to seek judicial protection against the disclosure and to have such disclosure as is required made under a protective secrecy order.

10.5 Each party agrees that, at any time upon the request of the Disclosing Party, it will return or destroy any materials containing Confidential Information (and destroy its notes and copies related thereto). If destroyed, the Receiving Party shall provide the Disclosing Party with written certification of destruction of the materials containing said Confidential Information, said certification to be signed by an officer of Scotts.

10.6 Each party acknowledges that Confidential Information is of a unique character, contains trade secrets and has other substantial proprietary value such that, if a party does not uphold its obligations with regard to Confidential Information, the other will be irreparably harmed. The parties therefore agree that each party shall have the right to have the courts specifically enforce this Section and seek injunctive relief to prevent unauthorized disclosure of the Confidential Information.

10.7 STI and Scotts each agree not to disclose the terms of this Agreement other than as required by law to any regulatory or judicial body, or as necessary to potential investors or financiers (provided such potential investors or financiers are subject to confidentiality undertakings) without the prior written consent of the other party, which consent shall not be unreasonably withheld. The parties, however, shall be permitted to prepare press releases disclosing the existence of the Agreement in accordance with the provisions of Paragraph 10.8.

10.8      Prior to issuing  any  reports,  statements,  press  releases or other disclosures to third parties regarding this Agreement or the transactions contemplated herein, STI and Scotts shall exchange copies of such documents and shall consult with each other regarding their content. Except as otherwise required by law, neither STI nor Scotts shall issue any such disclosure without the prior approval of the other.


11.       REPRESENTATIONS AND WARRANTIES

          STI represents to the best of its knowledge that it is legally entitled to disclose the Confidential Information disclosed by it, and that to the best of its knowledge the disclosure of the Confidential Information under this Agreement does in no event violate any right of any Third Party. No other warranties concerning the Confidential Information are made, whether express or implied, and STI EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES CONCERNING, INCLUDING WITHOUT LIMITATION, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT.


12.       DEFAULT AND TERMINATION

12.1 STI may terminate this Agreement at any time, without cause, upon sixty (60) days' prior written notice

          (i) if Scotts fails to materially fulfill or perform one or more of its duties, obligations, or responsibilities pursuant to this agreement and does not cure said failure within thirty (30) days after receiving notice of said failure; or

          (ii) if Scotts declares or petitions for bankruptcy, is the subject of a bankruptcy petition filed against it, makes an assignment for the benefit of creditors or seeks similar relief under state law, or becomes insolvent.

12.2 Scotts may terminate the Agreement, at any time, without cause upon sixty (60) days prior written notice to STI.

12.3 Upon termination of this Agreement pursuant to this Section 12, (i) Scotts shall cease to be licensed under the STI Patents and will not be authorized to distribute Licensed

          Products in the Field; provided, however, that (contingent upon compliance with this Agreement) Scotts may sell, within a reasonable amount of time, all Licensed Product in its inventory at the time of termination; (ii) all moneys owed by Scotts to STI through the date of termination shall become immediately due and payable; (iii) all Confidential Information disclosed pursuant to this Agreement shall be returned immediately to STI; (iv) neither party to this Agreement shall be responsible to the other for any damages arising from the termination of this Agreement, including any claim for lost or anticipated profits, expenditures, reliance, or other damages.


13.       PATENT MARKING

          Scotts shall insure that it and its distributors apply any patent markings that meet all requirements of U.S. law, 35 U.S.C. 287, with respect to all Licensed Products subject to this Agreement.


14.       MERGER

          STI's rights and obligations hereunder shall be transferred upon any merger, acquisition or sale of all or substantially all of STI's assets relating to the Field to a Third Party purchaser. Any such transfer or sale shall be subject to the rights granted herein to Scotts and the obligations of Scotts to STI.


15.       PRODUCT LIABILITY

          Scotts shall, at all times during the term of this Agreement and thereafter, indemnify, defend and hold STI and the inventors of the STI Patents harmless against all claims and expenses, including legal expenses and reasonable attorney's fees, arising out of the death of or injury to any person or persons or out of any damage to property and against any other claim, proceeding, demand, expense and liability of any kind (other than patent infringement claims and claims resulting from STI's own negligence or the negligence of the inventors of the licensed patents) resulting from the production, manufacture, sale, use, lease, consumption or advertisement of Licensed Products arising from any right or obligation of Scotts hereunder. STI at all times reserves the right to select and retain counsel of its own to defend STI's interests.


16.       USE OF NAMES

          Scotts shall not use STI's name, the name of any inventor of inventions governed by this Agreement in sales promotion, advertising, or any other form of publicity without the prior written approval of the entity or person whose name is being used.

17.       CHOICE OF LAW; CHOICE OF FORUM

          This Agreement shall be construed and interpreted in accordance with the laws of the State of New York without reference to its choice of law principles. The state and federal courts in Southern District of New York shall have exclusive jurisdiction of any dispute arising under this Agreement.


18.       ENTIRE AGREEMENT; NO ORAL MODIFICATIONS; WAIVER

18.1 This Agreement contains the entire understanding and agreement between STI and Scotts with respect to the subject matter hereof, and supersedes all prior oral or written understandings and agreements relating thereto. Neither party shall be bound by any conditions, definitions, warranties, understandings, or representations concerning the subject matter hereof except as are (i) provided in this Agreement, (ii) contained in any prior existing written agreement between the parties, or (iii) duly set forth on or after the Effective Date of this Agreement in a written instrument subscribed by an authorized representative of the party to be bound thereby.

18.2 No waiver by either party, whether express or implied, of any provision of this Agreement, or of any breach or default thereof, shall constitute a continuing waiver of such provision or of any other provision of this Agreement. Either party's acceptance of payments by the other under this Agreement shall not be deemed a waiver of any violation of or default under any of the provisions of this Agreement.


19.       RELATIONSHIP OF THE PARTIES

          Nothing herein contained shall be construed to constitute the parties hereto as partners or as joint venturers, or either as agent or employee of the other. Neither party shall take any action that purports to bind the other.


20.       SEVERABILITY

          If any provision or any portion of any provision of this Agreement shall be held to be void or unenforceable, the remaining provisions of this Agreement and the remaining portion of any provision held void or unenforceable in part shall continue in full force and effect.


21.       CONSTRUCTION

          This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted. If any words or phrases in this Agreement shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Agreement shall be construed as if those words or phrases were never included in this Agreement, and no implication or inference shall be drawn from the fact that the words or phrases were so stricken out or otherwise eliminated.


22.       HEADINGS

          The captions and paragraph headings appearing in this Agreement are inserted for convenience and reference only and in no way define, limit or describe the scope or intent of this Agreement or any of the provisions thereof.


23.       NOTICES

          All reports, approvals, requests, demands and notices required or permitted by this Agreement to be given to a party (hereafter "Notices") shall be in writing. Notices shall be hand delivered, sent by certified or registered mail, return receipt requested, or sent via a reputable private express service which requires the addressee to acknowledge receipt thereof. Notices may also be transmitted by fax, provided that a confirmation copy is also sent by one of the above methods. Except as otherwise provided in this Agreement, Notices shall be effective upon dispatch. Notices shall be sent to the party concerned as follows (or at such other address as a party may specify by notice to the other):

          As to STI:

                Senesco Technologies, Inc.
                303 George Street, Suite 420
                New Brunswick, NJ  08901
                Facsimile:  (732) 296-9292
                Attn: Bruce C. Galton, President and Chief Executive Officer

          As to Scotts:

                The Scotts Company
                14111 Scottslawn Road
                Marysville, OH  43041
                Facsimile:  (937) 644-7597
                Attn: Bob Harriman
                      Vice President, Biotechnology


24.       SURVIVAL OF TERMS

          The obligations set forth in Sections 8, 11, and Paragraph 13.2 shall survive the termination of this Agreement.

25.       APPENDICES

          All Appendices referenced herein are hereby made a part of this Agreement.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by its duly authorized representative as of the day and year first above written.


SENESCO TECHNOLOGIES, INC.                  THE SCOTTS COMPANY


By:  /s/ Bruce C. Galton                    By:  /s/ Michael P. Kelty
   ----------------------------                ---------------------------




Title: President and CEO                    Title:  Vice Chairman, EVP
      -------------------------                   ------------------------

                                   APPENDIX A



FIELD OF LICENSE

GARDEN PLANTS

Bedding plants are flowering plants used in outdoor garden, container and hanging basket settings. Some examples of bedding plants include, but are not limited to, Petunia, Begonia, Impatiens, Marigold, Geranium, Vinca and Pansy.

POTTED PLANTS

Potted plants are herbaceous or woody flowering plants used in indoor pot situations for aesthetic purposes. Some examples of potted plants include, but are not limited to, Poinsettia, Lilly, potted Rose, Azalea, African Violet, Chrysanthemum, Kalanchoe and Cyclamen.

TURF GRASS, EXCLUDING GRASSES USED FOR FORAGE

          Fine Turf

          Amenity turf grass

          Recreational Turf

                                   APPENDIX B

                                   STI PATENTS


LIPASE FAMILY
Title: Plant lipase gene, senescence induced expression and a method for controlling senescence
     U.S. Cases
          U.S. Application [**]
          U.S. Application [**}


     Foreign cases
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EIF-5A FAMILY
Title: DNA encoding a plant DHS, transgenic plants and a method for controlling programmed cell death in plants.
     U.S. Cases
          U.S. Patent 6,538,182
          U.S. Application [**]
          U.S. Application [**]
          U.S. Application [**]
          U.S. Application [**]
          U.S. Application [**]
          U.S. Application [**]
          U.S. Application [**]
          U.S. Application [**]
          U.S. Application [**]
          U.S. Application [**]
          U.S. Application [**]

     Foreign Cases
       [**]
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Other related cases
          U.S. Provisional [**]
          U.S. Provisional [**]

                                   APPENDIX C

                                    TIMELINE


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